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                             AMENDED AND RESTATED BYLAWS
                                          OF
                                 KAYNAR HOLDINGS INC.
                               (a Delaware corporation)

                              Dated as of March 26, 1997



                                      ARTICLE I

                                     STOCKHOLDERS

         Section 1.1. ANNUAL MEETING. The annual meeting of stockholders for the election of Directors and the transaction of such other business as may properly come before such meeting shall be held on such date as shall be determined by resolution of the Board of Directors, at such time and place, within or without the State of Delaware, as shall be determined by resolution of the Board of Directors. If the day fixed for the annual meeting is a legal holiday, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for the annual meeting of stockholders, or at any adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of stockholders to be called as soon thereafter as is convenient.

         Section 1.2. SPECIAL MEETINGS. Special meetings of stockholders may be called by the Chairman of the Board of Directors or, if none, the President, or by the holders of 25% or more of the outstanding shares of Common Stock. Special meetings of stockholders may be held at such time and place, within or without the State of Delaware, as specified in the call of any such special meeting. If not otherwise designated, the place of any special meeting shall be the principal office of the Corporation in the State of California.

         Section 1.3. NOTICE OF MEETINGS AND ADJOURNED MEETINGS. Written notice of every meeting of stockholders, stating the place, date, time and purposes thereof, shall, except when otherwise required by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") or applicable state law, be given at least ten but not more than 60 days prior to such meeting to each stockholder of record entitled to vote thereat, in the manner set forth in SECTION 11.1 of these Bylaws, by or at the direction of the President or the Secretary or other person or persons authorized to call such a meeting. Any meeting at which a quorum of stockholders is present, in person or by proxy, may be adjourned from time to time without notice, other than announcement at such meeting, until its business shall be completed. At such adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for

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more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat as above provided.

         Section 1.4. QUORUM. Except as otherwise provided by the laws of the State of Delaware or other applicable state law, a majority of the shares of capital stock of the Corporation entitled to vote on the matters to be voted on at the meeting of stockholders, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders, notwithstanding the subsequent withdrawal of enough stockholders to leave less than a quorum. If at any meeting a quorum shall not be present, the chairman of such meeting shall, if approved by the affirmative vote of a majority of the shares of capital stock of the Corporation so represented, adjourn such meeting to another time and/or place without notice other than announcement at such meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat as above provided. At such adjourned meeting, if a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting, notwithstanding that a subsequent withdrawal of stockholders may leave less than a quorum remaining.

         Section 1.5. VOTING. Unless otherwise provided by these Bylaws or the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock of the Corporation held of record. If a quorum shall be present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the question shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by applicable state law, the Certificate of Incorporation, any Certificate of Designation adopted by the Board of Directors with respect to a class or series of Preferred Stock, or these Bylaws.

         Section 1.6.   PROXIES. (a)   At every meeting of stockholders, each
stockholder having the right to vote thereat shall be entitled to vote in person or by proxy. Such proxy shall be filed with the Secretary before or at the time of the meeting. No proxy shall be valid after three years from its date, unless such proxy provides for a longer period.

         (b) A stockholder may authorize another person or persons to act for such stockholder as proxy (i) by executing a writing authorizing such person or persons to act as such, which execution may be accomplished by such stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature, or
(ii) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic


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transmission (a "Transmission") to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such Transmission; PROVIDED, HOWEVER, that any such Transmission must either set forth or be submitted with information from which it can be determined that such Transmission was authorized by such stockholder. The Secretary or such other person or persons as shall be appointed from time to time by the Board of Directors shall examine Transmissions to determine if they are valid. If it is determined that a Transmission is valid, the person or persons making that determination shall specify the information upon which such person or persons relied. Any copy, facsimile telecommunication or other reliable reproduction of such a writing or such a Transmission may be substituted or used in lieu of the original writing or Transmission for any and all purposes for which the original writing or Transmission could be used; PROVIDED, HOWEVER, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or Transmission.

         Section 1.7.   FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF
RECORD. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date shall be adopted by the Board of Directors, and which record date shall not be more than 60 nor fewer than ten days before the date of such meeting. If no such record date shall have been fixed by the Board of Directors, such record date shall be at the close of business on the day next preceding the day on which such notice is given or, if such notice is waived, at the close of business on the day next preceding the day on which such meeting shall be held. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of such meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

         (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or any allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of any capital stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date shall be adopted by the Board of Directors, and which record date shall not be more than 60 days prior to such payment, allotment or other action. If no such record date shall have been fixed, such record date shall be at the close of business on the day on which the Board of Directors shall have adopted the resolution relating to such payment, allotment or other action.


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         Section 1.8.   STOCKHOLDER LIST.  The Secretary or any other officer
who has charge of the stock ledger of the Corporation, either directly or through a transfer agent or transfer clerk appointed by the Board of Directors, shall prepare, at least ten days prior to every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to such meeting, during ordinary business hours, during a period of not fewer than ten days prior to such meeting, either at a place within the city where such meeting is to be held, which place shall be specified in the notice of such meeting, or, if not so specified, at the place where such meeting is to be held. The list shall also be produced and kept at the time and place of such meeting during the whole time thereof, and may be inspected by any stockholder that is present. Such stock ledger shall be the only evidence as to the identity of the stockholders entitled to examine such stock ledger, such list or the books of the Corporation or to vote in person or by proxy at any meeting of stockholders.

         Section 1.9. VOTING OF SHARES BY CERTAIN HOLDERS. (a) Shares of capital stock of the Corporation standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine.

         (b) Shares of capital stock of the Corporation standing in the name of a deceased person, a minor, an incompetent or a corporation declared bankrupt and entitled to vote may be voted by an administrator, executor, guardian, conservator or trustee, as the case may be, either in person or by proxy, without transfer of such shares into the name of the official so voting.

         (c) A stockholder whose shares of capital stock of the Corporation are pledged shall be entitled to vote such shares unless the pledger has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or such pledgee's proxy, may represent such shares and vote thereon.

         (d) Shares of capital stock of the Corporation belonging to the Corporation, or to another corporation if a majority of the shares entitled to vote in the election of directors of such other corporation shall be held by the Corporation, shall not be voted at any meeting of stockholders and shall not be counted in determining the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this SECTION 1.9 shall be construed to limit the right of the Corporation to vote shares of capital stock of the Corporation held by it in a fiduciary capacity.


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         Section 1.10.  ADVANCE NOTICE OF STOCKHOLDER BUSINESS.  Unless
otherwise permitted under the Certificate of Incorporation or a Certificate of Designation, at any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the President or Secretary or other person or persons authorized to call such a meeting or (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the meeting date is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the meeting date was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as the appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 1.10. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1.10, and if he or she should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. The provisions of this Section 1.10 shall not apply to actions taken by written consent of the stockholders.


                                      ARTICLE II

                                      DIRECTORS

         Section 2.1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         Section 2.2. NUMBER, ELECTION AND TERM OF OFFICE OF DIRECTORS. The Board of Directors shall consist of five Directors. Directors shall be elected annually by the stockholders as provided by SECTIONS 1.1 or 1.5 of these Bylaws and as may be provided by


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the Certificate of Incorporation.  Each Director elected shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her earlier death, or resignation or removal pursuant to
Article IV. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

         Section 2.3. NOMINATION OF DIRECTORS. (a) The names of qualified individuals may be placed in nomination for election as directors by the affirmative vote of a majority of the directors then serving on the Board of Directors. The Board of Directors shall submit to the stockholders for their consideration for election as directors the names of the individuals so nominated.

         (b) Any nomination by a stockholder must be made by written notice to the Secretary delivered or mailed to the principal executive offices of the Corporation (1) not less than sixty (60) days nor more than ninety (90) days prior to the meeting, or (2) if less than seventy (70) days notice or prior public disclosure of the meeting date is given or made to the stockholders, not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed, or if earlier, the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth
(1) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of stock of the Corporation which are beneficially owned by such person (as determined for the purposes of the Regulations under Section 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), and (D) such other information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such person as a director of the Corporation pursuant to Regulation 14A under the Exchange Act and (2) as to the stockholder giving notice (A) the name and address, as they appear on the Corporation's records, of such person and (B) the class and number of shares beneficially owned (as determined by clause (1)(C) above) by such stockholder.

         (c) At the request of the Board of Directors, any person nominated under Section 2.3(b) shall deliver within ten (10) days a signed, written acknowledgement of the willingness of such person to serve as a director, and confirming the accuracy of the information set forth in the stockholder's notice referred to in Section 2.3(b)(1). The chairman of the meeting at which a stockholder's nomination is presented shall, if the facts so warrant, determine and declare to the meeting that such nomination was not made in accordance with the procedures described in this Section 2.3, and in such event the defective nomination shall be disregarded.

         Section 2.4. PLACE OF MEETINGS. Meetings of the Board of Directors may be held at such places, within or without the


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State of Delaware, as the Board of Directors may from time to time determine or as may be specified in the call of any such meeting.

         Section 2.5. REGULAR MEETINGS. A regular annual meeting of the Board of Directors shall be held, without call or notice, immediately after and at the same place as the annual meeting of stockholders, for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before such meeting. Additional regular meetings of the Board of Directors may be held without call or notice at such times as shall be fixed by resolution of the Board of Directors.

         Section 2.6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or, if none, the President, or by any Director. Notice of each special meeting shall be mailed by the Secretary to each Director at least two days before such meeting, or be given by the Secretary personally or by telegraph or telecopy at least 24 hours before such meeting, in the manner set forth in SECTION 11.1 of these Bylaws. Such notice shall set forth the date, time and place of such meeting but need not, unless otherwise required by applicable state law, state the purpose of such meeting.

         Section 2.7. QUORUM AND VOTING. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of the majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided by applicable state law, the Certificate of Incorporation or these Bylaws. A majority of the Directors present at any meeting at which a quorum shall be present may adjourn such meeting to any other date, time or place without further notice other than announcement at such meeting. If at any meeting a quorum shall not be present, a majority of the Directors present may adjourn such meeting to any other date, time or place without notice other than announcement at such meeting.

         Section 2.8. TELEPHONIC MEETINGS. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee through conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in any meeting conducted pursuant to this SECTION 2.8 shall constitute presence in person at such meeting.

         Section 2.9. COMPENSATION. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for services as a Director


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or committee member.  No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 2.10. PRESUMPTION OF ASSENT. Unless otherwise provided by applicable state laws, a Director who is present at a meeting of the Board of Directors or a committee thereof at which action is taken on any corporate matter shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of such meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of such meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of such meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

         Section 2.11. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

         Section 2.12. PRESIDING OFFICER. The presiding officer at any meeting of the Board of Directors shall be the Chairman of the Board of Directors or, in his or her absence and if a Director, the President. If neither the Chairman nor the President is present, then any other Director elected chairman by vote of a majority of the Directors present at such meeting shall preside.

         Section 2.13. EXECUTIVE COMMITTEE. The Board of Directors may, in its discretion, by resolution passed by a majority of the entire Board of Directors, designate an Executive Committee consisting of such number of Directors (not less than three) as the Board of Directors shall determine. The Executive Committee shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with respect to any matter which may require action prior to, or which in the opinion of the Executive Committee may be inconvenient, inappropriate or undesirable to be postponed until, the next meeting of the Board of Directors; PROVIDED, HOWEVER, that the Executive Committee shall not have the power or authority of the Board of Directors in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of such a dissolution, amending these Bylaws, declaring a dividend, authorizing the issuance of capital stock of the Corporation or adopting a certificate of ownership and merger. Any member of the


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Board of Directors may request the chairman of the Executive Committee to call a meeting of the Executive Committee with respect to a specified subject.

         Section 2.14. OTHER COMMITTEES. The Board of Directors may from time to time, in its discretion, by resolution passed by a majority of the entire Board of Directors, designate other committees of the Board of Directors consisting of such number of Directors (not less than two) as the Board of Directors shall determine, which shall have and may exercise such lawfully delegable powers and duties of the Board of Directors as shall be conferred or authorized by such resolution. The Board of Directors shall have the power to change at any time the members of any such committee, to fill vacancies and to dissolve any such committee.

         Section 2.15. ALTERNATES. The Board of Directors may from time to time designate from among the Directors alternates to serve on any committee of the Board of Directors to replace any absent or disqualified member at any meeting of such committee. Whenever a quorum cannot be secured for any meeting of any committee from among the regular members thereof and designated alternates, the member or members of such committee present at such meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another Director to act at such meeting in place of any absent or disqualified member.

         Section 2.16. QUORUM AND MANNER OF ACTING - COMMITTEES. A majority of the members of any committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of such committee, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee.

         Section 2.17. COMMITTEE CHAIRMAN, BOOKS AND RECORDS, ETC. The chairman of each committee of the Board of Directors shall be selected from among the members of such committee by the Board of Directors.

         Each committee shall keep a record of its acts and proceedings, and all actions of each committee shall be reported to the Board of Directors at its next meeting.

         Each committee shall fix its own rules of procedure not inconsistent with these Bylaws or the resolution of the Board of Directors designating such committee and shall meet at such times and places and upon such call or notice as shall be provided by such rules.

         Section 2.18. RELIANCE UPON RECORDS. Every Director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or


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committees of the Board of Directors, or by any other person as to matters the
Director or member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation's capital stock might properly be purchased or redeemed.

         Section 2.19. INTERESTED DIRECTORS. The presence of a Director, who is directly or indirectly a party in a contract or transaction with the Corporation, or between the Corporation and any other corporation, partnership, association or other organization in which such Director is a director or officer or has a financial interest, may be counted in determining whether a quorum is present at any meeting of the Board of Directors or a committee thereof at which such contract or transaction is discussed or authorized, and such Director may participate in such meeting to the extent permitted by applicable law, including Section 144 of the General Corporation Law of the State of Delaware.


                                     ARTICLE III

                                       OFFICERS

         Section 3.1.   NUMBER AND DESIGNATION.  The officers of the
Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, and such Assistant Secretaries, Assistant Treasurers or other officers or agents as may be elected or appointed by the Board of Directors.
The Board of Directors may, if it so determines, choose a Chairman of the Board of Directors from among its members. The Board of Directors is also authorized to create any other appropriate office and to elect or appoint officers thereto. Any two or more offices may be held by the same person unless the Certificate of Incorporation or these Bylaws provide otherwise.

         Section 3.2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the election of Directors. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her earlier death, or resignation or removal pursuant to Article IV.


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         Section 3.3.   PRESIDENT.  The President shall be the chief executive
officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. The President may execute, alone or with the Secretary or any other officer of the Corporation authorized by the Board of Directors, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors or a committee thereof has authorized to be executed, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or a committee thereof or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed, and in general he or she shall perform all duties incident to the office of President and such other duties as from time to time may be prescribed by the Board of Directors or a committee thereof.

         Section 3.4. THE VICE PRESIDENTS. In the absence of the President or in the event of his or her inability or refusal to act, the Vice President (or in the event there shall be more than one Vice President, the Vice Presidents in the order determined by the Board of Directors or, if there shall have been no such determination, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may also designate certain Vice Presidents as being in charge of designated divisions, plants or functions of the Corporation's business and add appropriate descriptions to their titles. In addition, any Vice President shall perform such duties as from time to time may be assigned to him or her by the President or the Board of Directors.

         Section 3.5. THE SECRETARY. The Secretary shall (a) keep the minutes of proceedings of the stockholders, the Board of Directors and any committee of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) affix the seal of the Corporation or a facsimile thereof, or cause it to be affixed, and, when so affixed, attest the seal by his or her signature, to all certificates for shares of capital stock of the Corporation prior to the issue thereof and to all other documents the execution of which on behalf of the Corporation under its seal is duly authorized by the Board of Directors or otherwise in accordance with the provisions of these Bylaws; (e) keep a register of the post office address of each stockholder, Director or committee member, which shall be furnished to the Secretary by such stockholder, Director or member; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.


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         Section 3.6.   THE TREASURER.  The Treasurer shall have charge and
custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws, disburse the funds of the Corporation as ordered by the Board of Directors or the President or as otherwise required in the conduct of the business of the Corporation and render to the President or the Board of Directors, upon request, an accounting of all his or her transactions as Treasurer and a report on the financial condition of the Corporation. The Treasurer shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond (which shall be renewed regularly), in such sum and with such surety or sureties as the Board of Directors shall determine, for the faithful discharge of his or her duties and for the restoration to the Corporation, in case of his or her death, resignation or removal pursuant to Article IV, or retirement from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

         Section 3.7. ASSISTANT TREASURERS AND SECRETARIES. In the absence of the Secretary or the Treasurer, as the case may be, or in the event of his or her inability or refusal to act, the Assistant Secretaries and the Assistant Treasurers, respectively, in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall perform the duties and exercise the powers of the Secretary or the Treasurer, as the case may be. In addition, the Assistant Secretaries and the Assistant Treasurers shall, in general, perform such duties as may be assigned to them by the President, the Secretary, the Treasurer or the Board of Directors. Each Assistant Treasurer shall, if required by the Board of Directors, give a bond (which shall be renewed regularly), in such sum and with such surety or sureties as the Board of Directors shall determine, for the faithful discharge of his or her duties.

         Section 3.8. SALARIES. The salaries of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors or by such officer as it shall designate for such purpose. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.


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


                                      ARTICLE IV

                               RESIGNATIONS AND REMOVAL

         Section 4.1. RESIGNATIONS. Any director, officer or agent of the Corporation may, subject to contrary provision in any applicable contract, resign at any time by giving written notice to the Board of Directors or the President, or the Secretary of the Corporation, and any member of any Committee may resign at any time by giving notice either as aforesaid or to the Committee of which he or she is a member or to the chairman thereof. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

         Section 4.2. REMOVALS. (a) Except as otherwise required by the applicable state law or the Certificate of Incorporation, any director may be removed, with or without cause, by the affirmative vote of the holder of holders of shares possessing a majority of the voting power of the outstanding shares of the Corporation entitled to vote in the election of directors.

         (b) Any officer, employee or agent or member of any Committee may be removed at any time, with or without cause, by the affirmative vote of the holder of holders of shares possessing a majority of the voting power of the outstanding shares of the Corporation entitled to vote in the election of directors, such removal to take effect forthwith or at such other time as may be specified in such vote.

         (c) The Board of Directors may also at any time remove, with or without cause and without reference to or action by stockholders, any officer, employee, agent or member of any Committee, whether or not elected, appointed by it or hired with its approval or otherwise.

         (d) Any such removal shall be without prejudice to any rights the person removed shall have under existing contracts, agreements or arrangements with the Corporation.


                                      ARTICLE V

                                      VACANCIES

         Section 5.1. AMONG DIRECTORS. Except as otherwise required by the Certificate of Incorporation of the Corporation or applicable state law, any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled for the remainder of the unexpired term by the affirmative vote of a majority of the directors then serving on the Board of Directors, although less than a quorum. Except as otherwise required by the Certificate of Incorporation of the

Corporation or applicable state law, when one or more directors shall resign from the Board of Directors, effective at the future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this SECTION 5.1 for the filling of other vacancies.

         Section 5.2. AMONG OFFICERS, ETC. If the office of the President, any Vice President, the Secretary or the Treasurer or of any other officer, employee or agent or member of any Committee, become vacant at any time by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, such vacancy or vacancies shall be filled by the Board of Directors or as authorized by it.


                                      ARTICLE VI

                        CONTRACTS, LOANS, CHECKS, AND DEPOSITS

         Section 6.1. CONTRACTS. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 6.2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in the name of the Corporation unless authorized by or pursuant to a resolution adopted by the Board of Directors. Such authority may be general or confined to specific instances.

         Section 6.3. CHECKS, DRAFTS. ETC. All checks, drafts or other orders for payment of money issued in the name of the Corporation shall be signed by such officers, employees or agents of the Corporation as shall from time to time be designated by the Board of Directors, the President or the Treasurer.

         Section 6.4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as shall be designated from time to time by the Board of Directors, the President or the Treasurer; and such officers may designate any type of depository arrangement (including, but not limited to, depository arrangements resulting in net debits against the Corporation) as may from time to time be offered or made available.

                                     ARTICLE VII

                       CERTIFICATES OF STOCK AND THEIR TRANSFER

         Section 7.1. CERTIFICATES OF STOCK. Shares of capital stock of the Corporation shall be represented by certificates which shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered on the books of the Corporation as they are issued. Such certificates shall indicate the holder's name and the number of shares evidenced thereby and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. If any stock certificate shall be manually signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any officer of the Corporation may be facsimile. In case any such officer whose facsimile signature has been used on any such stock certificate shall cease to be such officer, whether because of death, resignation or removal pursuant to
Article IV, or otherwise, before such stock certificate shall have been delivered by the Corporation, such stock certificate may nevertheless be delivered by the Corporation as though the person whose facsimile signature has been used thereon had not ceased to be such officer.

         Section 7.2. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors in individual cases, or by general resolution or by delegation to the transfer agent for the Corporation, may direct that a new stock certificate or certificates for shares of capital stock of the Corporation be issued in place of any stock certificate or certificates theretofore issued by the Corporation claimed to have been lost, stolen or destroyed, upon the filing of an affidavit to that effect by the person claiming such loss, theft or destruction. When authorizing such an issuance of a new stock certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to such issuance, require the owner of such lost, stolen or destroyed stock certificate or certificates to advertise the same in such manner as the Corporation shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the stock certificate or certificates claimed to have been lost, stolen or destroyed.

         Section 7.3. TRANSFERS OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate for shares of capital stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock certificate for shares of capital stock of the Corporation is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of
SECTION 7.2 of these Bylaws, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to such stock certificate or the shares represented thereby of which the

Corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of stock certificates for shares of capital stock of the Corporation, the Corporation shall issue a new stock certificate or certificates for such shares to the person entitled thereto, cancel the old stock certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof or by such holder's attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation. Whenever any transfer of shares of capital stock of the Corporation shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the stock certificate or certificates representing such shares are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

         Section 7.4. STOCKHOLDERS OF RECORD. The Corporation shall be entitled to treat the holder of record of any share of capital stock of the Corporation as the holder thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable state law.


                                     ARTICLE VIII

                                  GENERAL PROVISIONS

         Section 8.1. FISCAL YEAR. The fiscal year of the Corporation shall be as determined by resolution of the Board of Directors.

         Section 8.2. SEAL. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and the words "CORPORATE SEAL" and "DELAWARE"; and it shall otherwise be in the form approved by the Board of Directors. Such seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.


                                      ARTICLE IX

                                       OFFICES

         Section 9.1. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be located at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

         Section 9.2. OTHER OFFICES. The Corporation may have offices at such other places, both within or without the State of Delaware, as shall be determined from time to time by the Board of Directors or as the business of the Corporation may require.


                                      ARTICLE X

                                   INDEMNIFICATION

         Section 10.1.  GENERAL. (a)   The Corporation shall indemnify any
person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

         (c) To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this
SECTION 10.1, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         (d)  Any indemnification under paragraphs (a) and (b) of this
SECTION 10.1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this SECTION 10. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel designated by a majority of such disinterested Directors in a written opinion or (iii) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation pursuant to this Article X. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

         (g) For purposes of this Article X, references to the "Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

         (h) For purposes of this Article X, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this
Article X.

         (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 10.2. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of
Section 145 of the General Corporation Law of the State of Delaware or other applicable state law.


                                      ARTICLE XI

                                       NOTICES

         Section 11.1. MANNER OF NOTICE. Except as otherwise provided by law, whenever under the provisions of applicable state law, the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, Director or member of any committee of the Board of Directors, such notice may be given by personal delivery or by depositing it, in a sealed envelope, in the

United States mails, air mail or first class, postage prepaid, addressed, or by delivering it to a telegraph company, charges prepaid, for transmission, or by transmitting it via telecopier, to such stockholder, Director or member either at the address of such stockholder, Director or member as it appears on the books of the Corporation or, in the case of such a Director or member, at his or her business address; and such notice shall be deemed to be given at the time when it is thus personally delivered, deposited, delivered or transmitted, as the case may be. Such requirement for notice shall also be deemed satisfied, except in the case of stockholder meetings with respect to which written notice is required by law, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by applicable state law or these Bylaws.

         Whenever notice is required to be given under any provision of the laws of the State of Delaware or other applicable state law, the Certificate of Incorporation or these Bylaws to any stockholder to whom (i) notice of two consecutive annual meetings of stockholders, and all notices of meetings of stockholders or of the taking of action by stockholders by written consent without a meeting to such stockholder during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities of the Corporation during a 12-month period, have been mailed addressed to such stockholder at the address of such stockholder as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting which shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth the then current address of such stockholder, the requirement that notice be given to such stockholder shall be reinstated.

         Section 11.2. WAIVER OF NOTICE. Whenever any notice is required to be given under any provision of the laws of the State of Delaware or other applicable state law, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance by a person at a meeting, including participation by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, shall constitute a waiver of notice of such meeting, except when such person attends such meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because such meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice unless so required by applicable state law, the Certificate of Incorporation or these Bylaws.


                                     ARTICLE XII

                                      DIVIDENDS

         The Board of Directors may from time to time declare, and the Corporation may pay, dividends, in cash, in property or in shares of capital stock of the Corporation, on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by law and by the Certificate of Incorporation.


                                     ARTICLE XIII

                                      AMENDMENTS

         Except to the extent otherwise provided in the Certificate of Incorporation or these Bylaws, these Bylaws shall be subject to alteration, amendment or repeal, and new Bylaws may be adopted (i) by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors or (ii) by the affirmative vote of not less than a majority of the entire Board of Directors at any meeting of the Board of Directors at which there is a quorum present and voting.